UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):        January 2, 2007

Angeion Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway Saint Paul, Minnesota 55127-8599	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Conditions

On January 5, 2007, Angeion Corporation issued a press release that included preliminary revenue and income before tax results for its fourth quarter and full-year ended October 31, 2006.

Angeion reported preliminary revenue of $10.7 million in the fourth quarter of 2006, up 60.9 percent from revenue of $6.7 million in the fourth quarter of 2005.  Income before taxes increased to approximately $1.2 million for the three months ended October 31, 2006 compared to $345,000 for the same period in 2005.

For the full year ended October 31, 2006, total revenue increased 41.5 percent to $33.7 million compared to $23.8 million for the same period in 2005.  Income before taxes was approximately $2.2 million in 2006 compared to a loss before taxes of $681,000 for the year ended October 31, 2005.

The release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 4.02                                             Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

4.02(a).  In connection with its audit for the year ended October 31, 2006, the Company concluded that its financial statements for the first, second and third quarters of fiscal year 2006 should be restated as a result of a misapplication of accounting principle regarding the presentation of income taxes in those financial statements.  As a result, those financial statements should no longer be relied upon.  The restatement will not decrease income before taxes and will have no cash impact on the results of these three periods.

During the first, second and third quarters of fiscal 2006 the Company did not correctly apply applicable Generally Accepted Accounting Principles (“GAAP”) relating to the accounting for the utilization of pre-emergence bankruptcy net operating loss (“NOL”) carry forwards.  The Company has determined that during the first three quarters of the fiscal year, it should have applied American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (“SOP 90-7”) to the utilization of its pre-emergence bankruptcy NOL loss carry forwards.  Angeion was in Chapter 11 Bankruptcy Reorganization from June 2002 to October 2002.

Under SOP 90-7, the benefits realized from pre-emergence bankruptcy NOLs should not have been reflected on the Company’s statements of operations as a reduction in income tax expense.  Instead, the benefits should have been reflected in the financial statements first by reducing the specified intangible assets (including Goodwill) resulting from the reorganization until exhausted and thereafter being reported as an increase to additional paid-in capital.

The Company convened a special board meeting on December 21, 2006 to review the effect of the applicability of SOP 90-7.  At that meeting, the Board directed management of the Company to report back to Board on the impact of SOP 90-7 on the Company’s financial statements.

Management of the Company conducted a review and presented its analysis of the income tax presentation issue to the Chairman of the Audit Committee on December 29, 2006 and to the Angeion Audit Committee and full Board on January 2, 2007.  On January 2, 2007, the Audit Committee and full Board determined that the Company should restate the first, second and third quarters of 2006.  The Audit Committee and the Board discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a).

While the Company has not finalized the amount of the restatement to income tax expense, the Company believes the adjustment to net income will present its statements of operations as if the Company were fully taxed for the first three quarters.  Reported results for prior fiscal years are unaffected.

The Company has determined that this error in the application of GAAP occurred due to a lack of technical accounting expertise to correctly apply the requirements of SOP 90-7 to the utilization of pre-emergence bankruptcy net operating losses.  As a result of the Company’s lack of technical accounting expertise to correctly apply SOP 90-7 to its interim financial reports for the first three quarters of 2006, the Company has concluded that it has a material weakness in its internal control over financial reporting.  Management is in the process of taking remedial action to address this material weakness.

The Company expects to file amended Forms 10-QSB for the quarters ended January 31, April 30 and July 31, 2006 on or before January 29, 2007, at the same time the Company files its Form 10-KSB for the year ended October 31, 2006.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Officers

At a special meeting of the Board of Directors on January 2, 2007, the Board of Directors authorized payouts under the 2006 Management Incentive Bonus Plan (the “2006 Bonus Plan”).  The 2006 Bonus Plan provides for the payment of cash compensation to eligible employees, including the Company’s executive officers, upon achievement of predetermined objectives.  The 2006 Bonus Plan provided that bonuses would be earned for services during 2006 if the Company achieved specified levels of earnings before interest, taxes, depreciation and amortization and achieved specified levels of revenues from sales of the Company’s MedGraphics and New Leaf brand cardiorespiratory diagnostic products.  Although the Company did not maximize one of the elements in the 2006 Bonus Plan, the Company significantly surpassed the 2006 Bonus Plan objectives in other areas, and the Board determined that the Company’s overall performance and achievement of record revenues and income before taxes merited the additional bonus consideration.  Mr. Young will receive a bonus payment of $275,000 and Mr. Johnson will receive a bonus payment of $75,077.

Item 8.01                                             Other Events

Future Limitation on use of NOLs

Angeion also announced that in connection with the significant increase in trading of its common stock during the fourth quarter of 2006, the Company experienced an “ownership change” within the meaning of Section 382 of the Internal Revenue Code.  Section 382 provides that if in any three-year period, a 50 percent ownership change occurs — in essence the percentage of an issuer’s common stock owned by five percent shareholders changes by 50 percent, then the issuer’s ability to use NOLs is limited in the future based in part on the value of the issuer at the time of the ownership change.  As a result of the ownership change, Angeion’s future ability to use NOLs to offset taxable earnings will be limited in accordance with Section 382.

Angeion had an NOL carry forward at October 31, 2005 of approximately $130.6 million, which was available to reduce income taxes payable in future years.  The Company used approximately $3.1 million of this carry forward in fiscal 2006 to offset taxable earnings and no carry forwards expired unused.  Approximately $78.4 million of this NOL carry forward, if not used, would have expired over the next five years from 2007 to 2011.

As a result of the Section 382 ownership change, however, the Company’s use of the NOL will be limited to approximately $1.3 million to $2.1 million per year, which will reduce the aggregate future NOLs available to approximately $23.2 million to $26.8 million.  Angeion is preparing a detailed analysis of the future availability of NOLs in connection with Company preparation of its Form 10-KSB for the year ended October 31, 2006.

The Company plans to report its final fourth quarter and fiscal year 2006 results by January 29, 2007, and will be reporting restated results for the first three quarters at the same time

Item 9.01                                             Financial Statements and Exhibits.

The following exhibit is being “furnished” in accordance with General Instruction B.2. of Form 8-K and is not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor may it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing:

99.1 Press release dated January 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angeion CORPORATION

Dated: January 8, 2007	by	/s/ Rodney A. Young

Rodney A. Young
President and Chief Executive Officer